UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following employee communications may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

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Proxy Voting Made Easy

Are you confused as to how to support Qualcomm in the board election? Read on to learn more about how to make sure your vote counts.

Over the coming weeks, Qualcomm stockholders will be receiving multiple mailings of proxy materials from both Qualcomm and Broadcom, including multiple voting proxy cards/voting instruction forms.

While stockholders can vote more than once, only your latest-dated proxy card/voting instruction form will count.  So, unless you want to change your vote, you only need to vote once.

To make sure your vote is in support of Qualcomm, here’s what to do:

•                 Sort through the materials to find the WHITE proxy cards/voting instruction forms. They will clearly say “WHITE” and “Qualcomm” on them.

•                 Vote the WHITE proxy cards/voting instruction forms.

•                 If you hold your shares through more than one account, you will receive a proxy card/voting instruction form for each account. It is very important that you vote with respect to EACH ACCOUNT you own.

•                 Discard all the voting material you receive from Broadcom. Even a protest “Withhold” vote on the Blue Broadcom proxy card/voting instruction form will revoke any previous votes you may have submitted using our WHITE proxy card/voting instruction form.

For more information visit the “How to vote” section of the qcomvalue.com microsite.

Solicitation Phone Calls

In addition to the proxy mailings, Innisfree, the firm assisting us with the solicitation, is making phone calls to stockholders to help ensure they understand the voting process. As result, employees who are stockholders may receive a call as part of Innisfree’s normal solicitation process. Similarly, stockholders may also receive a call from Broadcom’s solicitation agency. If you do not receive a phone call or have questions about the process, you can contact Innisfree at: Toll-Free at (877) 456-3442 (from the U.S. and Canada), (412) 232-3651 (from other locations).

Additional Information

Qualcomm Incorporated (“Qualcomm”) has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

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Proxy Voting Made Easy

Vote For ALL Qualcomm Nominees Vote the WHITE Qualcomm card.

Qualcomm Incorporated 3/6/18 For All Nominees Withhold all Nominees Withhold Authority to Vote For Any Individual Nominees(S). Write Number(S) Of Nominees(S) Below: Please Indicate Your Proposal Selection by Firmly Placing An “X” in the Appropriate Numbered Box With Blue or Black Ink Only See Voting Instructions No.3 on Reverse Vote the White Qualcomm Card.

DISCARD Discard the Blue Broadcom card.

Questions? 877-456-3442 (from the U.S. and Canada) or 412-232-3651 (from other locations) www.qcomvalue.com/how-to-vote

Additional Information Qualcomm Incorporated ("Qualcomm") has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting"). QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC's website at www.sec.gov. Certain Information Regarding Participants Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm's stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.